Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Total System Services, Inc.:
We consent to the incorporation by reference in the registration statement (No. 2-92497) on Form S-8 of Total System Services, Inc. of our report dated April 15, 2011, with respect to the statements of financial condition of the Total System Services, Inc. Employee Stock Purchase Plan as of December 31, 2010 and 2009, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2010, which report appears in the December 31, 2010 annual report on Form 11-K of the Total System Services, Inc. Employee Stock Purchase Plan, included as Exhibit 99.1 to the December 31, 2010 annual report on Form 10-K/A Amendment No. 1 of Total System Services, Inc.

Atlanta, Georgia
April 15, 2011

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Total System Services, Inc.:
We consent to the incorporation by reference in the registration statement (No. 33-17376) on Form S-8 of Total System Services, Inc. of our report dated April 15, 2011, with respect to the statements of financial condition of the Total System Services, Inc. Director Stock Purchase Plan as of December 31, 2010 and 2009, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2010, which report appears in the December 31, 2010 annual report on Form 11-K of the Total System Services, Inc. Director Stock Purchase Plan, included as Exhibit 99.2 to the December 31, 2010 annual report on Form 10-K/A Amendment No. 1 of Total System Services, Inc.

Atlanta, Georgia
April 15, 2011